FOR IMMEDIATE RELEASE	October 24, 2024

MIDWESTONE FINANCIAL GROUP, INC.
REPORTS FINANCIAL RESULTS FOR THE
THIRD QUARTER OF 2024

Iowa City, Iowa - MidWestOne Financial Group, Inc. (Nasdaq: MOFG) (“we”, “our”, or the "Company”) today reported results for the third quarter of 2024.
Third Quarter 2024 Summary1
•Completed a common equity capital raise, resulting in net proceeds to the Company of $118.6 million to facilitate a balance sheet repositioning. $140.4 million of securities impairment related to the repositioning was recognized in pre-tax earnings.
•Subsequent to quarter-end:
◦Sold $1.0 billion of debt securities with a weighted average yield of 1.58%, and a weighted average life of 5.6 years.
◦Purchased $589.8 million of debt securities, with a weighted average yield of 4.65%, and paid in full $418.7 million of Bank Term Funding Program borrowings with a weighted average cost of 4.77%.
◦The estimated earn back period for the securities losses is 4.5 years.
•Recognized a net loss for the quarter of $95.7 million, or $(6.05) per diluted common share, reflecting the effects of the capital raise and balance sheet repositioning. Adjusted earnings were $9.1 million2, or $0.582 per diluted common share, which included a $1.2 million fraud loss related to a single incident.
•Net interest margin (tax equivalent) expanded 10 basis points ("bps") to 2.51%.2
•Annualized loan growth of 3.9%.
•Noninterest bearing deposits increased 4.0% from the linked quarter.
•Nonperforming assets ratio improved 8 bps to 0.39%; classified loans declined $14.5 million to $134.8 million; net charge-off ratio was 0.16%.
CEO Commentary
Charles (Chip) Reeves, Chief Executive Officer of the Company, commented, "Our successful common equity capital raise and balance sheet repositioning are significant, transformational steps towards our goal of creating a high performing company. We were pleased with the market receptivity of the oversubscribed common equity offering and the balance sheet repositioning financial results exceeded our communicated expectations. We are appreciative of our existing and new shareholders who supported this transformation and our team who executed the strategy so well.”

Mr. Reeves continued, "We also kept our eye on the ball during the quarter, delivering positive results in a number of strategic initiatives. Our deposit franchise continues to show its strength as deposit costs rose minimally and our treasury management investments led to 4% linked quarter non-interest bearing deposit growth. Our commercial banking teams drove 4% annualized loan growth, improved asset quality, and good progress in our SBA lending and gain on sale initiatives. In addition, we continued to invest in our franchise, with both talent and technology, while maintaining expense discipline."

1 Third Quarter Summary compares to the second quarter of 2024 (the "linked quarter") unless noted.
2 Non-GAAP measure. See the separate Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

	As of or for the quarter ended			Nine Months Ended
(Dollars in thousands, except per share amounts and as noted)	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Financial Results
Revenue	$(92,867)	$57,901	$44,436	$9,515	$126,174
Credit loss expense	1,535	1,267	1,551	7,491	4,081
Noninterest expense	35,798	35,761	31,544	107,124	99,782
Net (loss) income	(95,707)	15,819	9,138	(76,619)	18,129
Adjusted earnings(1)	9,141	8,132	8,875	21,762	28,046
Per Common Share
Diluted (loss) earnings per share	$(6.05)	$1.00	$0.58	$(4.86)	$1.15
Adjusted earnings per share(1)	0.58	0.52	0.56	1.38	1.79
Book value	27.06	34.44	32.21	27.06	32.21
Tangible book value(1)	22.43	28.27	26.60	22.43	26.60
Balance Sheet & Credit Quality
Loans In millions	$4,328.8	$4,287.2	$4,066.0	$4,328.8	$4,066.0
Investment securities In millions	1,623.1	1,824.1	1,958.5	1,623.1	1,958.5
Deposits In millions	5,368.7	5,412.4	5,363.3	5,368.7	5,363.3
Net loan charge-offs In millions	1.7	0.5	0.5	2.4	1.7
Allowance for credit losses ratio	1.25%	1.26%	1.27%	1.25%	1.27%
Selected Ratios
Return on average assets	(5.78)%	0.95%	0.56%	(1.54)%	0.37%
Net interest margin, tax equivalent(1)	2.51%	2.41%	2.35%	2.42%	2.54%
Return on average equity	(69.05)%	11.91%	7.14%	(19.03)%	4.81%
Return on average tangible equity(1)	(82.78)%	15.74%	9.68%	(22.17)%	7.03%
Efficiency ratio(1)	70.32%	56.29%	66.06%	65.20%	66.40%
(1) Non-GAAP measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.
REVENUE REVIEW

Revenue				Change	Change
				3Q24 vs	3Q24 vs
(Dollars in thousands)	3Q24	2Q24	3Q23	2Q24	3Q23
Net interest income	$37,521	$36,347	$34,575	3%	9%
Noninterest (loss) income	(130,388)	21,554	9,861	n/m	n/m
Total revenue, net of interest expense	$(92,867)	$57,901	$44,436	n/m	n/m
(n/m) - Not meaningful
Total revenue for the third quarter of 2024 decreased $150.8 million from the second quarter of 2024 and decreased $137.3 million compared to the third quarter of 2023, due to lower noninterest income, partially offset by higher net interest income. Excluding the pre-tax securities loss of $140.4 million stemming from the balance sheet repositioning, total revenue for the third quarter was $47.5 million, a decline of $10.4 million from the second quarter of 2024 and an increase of $3.1 million from the third quarter of 2023.
Net interest income of $37.5 million for the third quarter of 2024 increased $1.2 million from the second quarter of 2024, due to higher earning asset yields and lower funding volumes, partially offset by lower earning asset volumes and higher funding costs. When compared to the third quarter of 2023, net interest income increased $2.9 million, due to higher earning asset volumes and yields, partially offset by higher funding costs and volumes. We expect net interest income to be higher going forward as a result of the balance sheet repositioning.
The Company's tax equivalent net interest margin was 2.51%3 in the third quarter of 2024, compared to 2.41%3 in the second quarter of 2024, as higher earning asset yields more than offset increased funding costs. Total earning assets yield during the third quarter of 2024 increased 10 bps from the second quarter of 2024 due primarily to an increase in loan yields of 17 bps. Funding costs during the third quarter of 2024 increased 2 bps to 2.87%, due primarily to the 4 bps increase in interest bearing deposit costs to 2.58%, which was partially offset by a reduction in short-term borrowing costs and long-term debt of 10 bps and 4 bps, to 4.76% and 6.91%, respectively from the second quarter of 2024.

3 Non-GAAP measure. See the separate Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

The Company's tax equivalent net interest margin was 2.51%3 in the third quarter of 2024, compared to 2.35%3 in the third quarter of 2023, driven by higher earning asset volumes and yields, partially offset by higher funding costs and volumes. Total earning assets yield increased 58 bps from the third quarter of 2023, primarily from a 67 bps increase in loan yields. Funding costs increased 54 bps to 2.87%, due to interest bearing deposit costs of 2.58%, short-term borrowing costs of 4.76%, and long-term debt costs of 6.91%, which increased 53 bps, 47 bps and 13 bps, respectively from the third quarter of 2023.

Noninterest (Loss) Income				Change	Change
				3Q24 vs	3Q24 vs
(In thousands)	3Q24	2Q24	3Q23	2Q24	3Q23
Investment services and trust activities	$3,410	$3,504	$3,004	(3)%	14%
Service charges and fees	2,170	2,156	2,146	1%	1%
Card revenue	1,935	1,907	1,817	1%	6%
Loan revenue	760	1,525	1,462	(50)%	(48)%
Bank-owned life insurance	879	668	626	32%	40%
Investment securities (losses) gains, net	(140,182)	33	79	n/m	n/m
Other	640	11,761	727	(95)%	(12)%
Total noninterest (loss) income	$(130,388)	$21,554	$9,861	n/m	n/m

MSR adjustment (included above in Loan revenue)	$(1,026)	$129	$283	n/m	n/m
Gain on branch sale (included above in Other)	—	11,056	—	n/m	n/m
(n/m) - Not meaningful
Noninterest income for the third quarter of 2024 decreased $151.9 million from the linked quarter, due primarily to the securities impairment of $140.4 million related to the Company's balance sheet repositioning and a decrease of $11.1 million in other revenue. The decrease in other revenue reflected the $11.1 million gain from the sale of our Florida banking operations in the second quarter of 2024 that did not recur in the third quarter of 2024. In addition, loan revenue decreased $765 thousand due to a $1.2 million unfavorable change in the value of our mortgage servicing rights, partially offset by an increase of $0.4 million in SBA gain on sale revenue.
Noninterest income for the third quarter of 2024 decreased $140.2 million from the third quarter of 2023, due primarily to the balance sheet repositioning-related securities impairment previously noted. Also contributing to the decline in noninterest income was a decrease in loan revenue stemming from the unfavorable year-over-year change in the fair value of our mortgage servicing rights, which was partially offset by an increase of $0.5 million in SBA gain on sale. Partially offsetting these decreases in noninterest income was an increase of $0.4 million in investment services and trust activities revenue, driven by growth in assets under administration and transaction fees, and an increase of $0.3 million in bank-owned life insurance due primarily to $0.2 million of death benefits recognized in the third quarter of 2024.
EXPENSE REVIEW

Noninterest Expense				Change	Change
				3Q24 vs	3Q24 vs
(In thousands)	3Q24	2Q24	3Q23	2Q24	3Q23
Compensation and employee benefits	$19,943	$20,985	$18,558	(5)%	7%
Occupancy expense of premises, net	2,443	2,435	2,405	—%	2%
Equipment	2,486	2,530	2,123	(2)%	17%
Legal and professional	2,261	2,253	1,678	—%	35%
Data processing	1,580	1,645	1,504	(4)%	5%
Marketing	619	636	782	(3)%	(21)%
Amortization of intangibles	1,470	1,593	1,460	(8)%	1%
FDIC insurance	923	1,051	783	(12)%	18%
Communications	159	191	206	(17)%	(23)%
Foreclosed assets, net	330	138	2	139%	n/m
Other	3,584	2,304	2,043	56%	75%
Total noninterest expense	$35,798	$35,761	$31,544	—%	13%
(n/m) - Not meaningful

Merger-related Expenses

(In thousands)	3Q24	2Q24	3Q23
Compensation and employee benefits	$—	$73	$—
Occupancy expense of premises, net	—	—	—
Equipment	—	28	—
Legal and professional	127	462	11
Data processing	—	251	—
Marketing	—	—	—
Communications	—	8	—
Other	6	32	—
Total merger-related expenses	$133	$854	$11
Noninterest expense for the third quarter of 2024 compared to the linked quarter was stable at $35.8 million, with increases of $1.3 million and $0.2 million in other expense and foreclosed assets, net, respectively. The increase in other expense was primarily driven by a $1.2 million fraud loss related to a single instance recorded in the third quarter of 2024, while the increase in foreclosed assets, net, expense was attributable to a $0.3 million write-down and higher operating expenses of one other real estate owned relationship, partially offset by a $0.4 million gain on sale of a separate other real estate owned relationship. Partially offsetting these increases in noninterest expense were declines in all other noninterest expense categories, with the largest decrease in compensation and employee benefits, which stemmed from the sale of our Florida banking operations in the second quarter of 2024. Further decreases in noninterest expense categories were also driven by a $0.7 million decline in merger-related expenses.
Noninterest expense for the third quarter of 2024 increased $4.3 million from the third quarter of 2023 primarily due to increases in all noninterest expense categories, except marketing and communications. The largest contributors to the increase in noninterest expense were increases of $1.5 million, $1.4 million, and $0.6 million in other, compensation and employee benefits, and legal and professional expense, respectively. The increase in other expense was primarily driven by a $1.2 million fraud loss recorded in the third quarter of 2024. The increase in compensation and employee benefits expense was driven by annual compensation adjustments and increased incentive and commission expense. The increase in legal and professional expense stemmed from increased costs for legal fees, consulting, personnel procurement, merger-related expenses, and accounting and tax fees. Partially offsetting these increases was a decline of $0.2 million in marketing expense.
The Company's effective tax rate was 26.5% in the third quarter of 2024, compared to 24.2% in the linked quarter. The increase in the effective tax rate reflected the impact of the investment security impairments recorded in the third quarter of 2024 related to the balance sheet repositioning. The effective income tax rate for the fourth quarter of 2024 and full year 2025 is expected to be 22-23%.
BALANCE SHEET REVIEW
Total assets were $6.55 billion at September 30, 2024, compared to $6.58 billion at June 30, 2024 and $6.47 billion at September 30, 2023. The decrease from June 30, 2024 was primarily driven by lower securities balances stemming from impairment recognized in the third quarter of 2024 related to the balance sheet repositioning, fair value adjustments recognized in connection with the re-classification of securities from held-to-maturity to available-for-sale, and scheduled calls, maturities, and paydowns, partially offset by higher cash and loan balances. Compared to September 30, 2023, the increase was primarily driven by assets acquired in the Denver Bankshares, Inc. ("DNVB") transaction, as well as higher cash and loan balances, partially offset by the sale of assets associated with our Florida banking operations, and lower securities balances.

Loans Held for Investment	September 30, 2024		June 30, 2024		September 30, 2023
	Balance	% of Total	Balance	% of Total	Balance	% of Total
(Dollars in thousands)
Commercial and industrial	$1,149,758	26.6%	$1,120,983	26.1%	$1,078,773	26.5%
Agricultural	112,696	2.6	107,983	2.5	111,950	2.8
Commercial real estate
Construction and development	386,920	8.9	351,646	8.2	331,868	8.2
Farmland	182,164	4.2	183,641	4.3	182,621	4.5
Multifamily	409,544	9.5	430,054	10.0	337,509	8.3
Other	1,353,513	31.2	1,348,515	31.5	1,324,019	32.5
Total commercial real estate	2,332,141	53.8	2,313,856	54.0	2,176,017	53.5
Residential real estate
One-to-four family first liens	485,210	11.2	492,541	11.5	456,771	11.2
One-to-four family junior liens	176,827	4.1	176,105	4.1	173,275	4.3
Total residential real estate	662,037	15.3	668,646	15.6	630,046	15.5
Consumer	72,124	1.7	75,764	1.8	69,183	1.7
Loans held for investment, net of unearned income	$4,328,756	100.0%	$4,287,232	100.0%	$4,065,969	100.0%

Total commitments to extend credit	$1,149,815		$1,200,605		$1,251,345
Loans held for investment, net of unearned income, increased $41.5 million, or 1.0%, to $4.33 billion from $4.29 billion at June 30, 2024. The increase from the second quarter of 2024 was driven primarily by organic loan growth and higher line of credit usage.
Loans held for investment, net of unearned income, increased $262.8 million, or 6.5%, to $4.33 billion from $4.07 billion at September 30, 2023. The increase from the third quarter of 2023 was driven primarily by the loans acquired in the DNVB transaction, organic loan growth, and higher line of credit usage. Partially offsetting these identified increases was a decline stemming from the sale of loans associated with our Florida banking operations.

Investment Securities	September 30, 2024		June 30, 2024		September 30, 2023
(Dollars in thousands)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Available for sale	$1,623,104	100.0%	$771,034	42.3%	$872,770	44.6%
Held to maturity	—	—%	1,053,080	57.7%	1,085,751	55.4%
Total investment securities	$1,623,104		$1,824,114		$1,958,521
Investment securities at September 30, 2024 were $1.62 billion, decreasing $201.0 million from June 30, 2024 and $335.4 million from September 30, 2023. The decrease from the second quarter of 2024 stemmed from impairment recognized in the third quarter of 2024 related to the balance sheet repositioning, fair value adjustments recognized in the third quarter of 2024 in connection with the re-classification of held-to-maturity securities to available-for-sale, and principal cash flows received from scheduled payments, calls, and maturities. The decrease from the third quarter of 2023 was primarily due to the balance sheet repositioning executed in the fourth quarter of 2023, impairment recognized in the third quarter of 2024 related to the balance sheet repositioning, fair value adjustments recognized in the third quarter of 2024 in connection with the re-classification of held-to-maturity securities to available-for-sale, and principal cash flows received from scheduled payments, calls, and maturities.

Deposits	September 30, 2024		June 30, 2024		September 30, 2023
(Dollars in thousands)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Noninterest bearing deposits	$917,715	17.1%	$882,472	16.3%	$924,213	17.2%
Interest checking deposits	1,230,605	23.0	1,284,243	23.7	1,334,481	24.9
Money market deposits	1,038,575	19.3	1,043,376	19.3	1,127,287	21.0
Savings deposits	768,298	14.3	745,639	13.8	619,805	11.6
Time deposits of $250 and under	844,298	15.7	803,301	14.8	703,646	13.1
Total core deposits	4,799,491	89.4	4,759,031	87.9	4,709,432	87.8
Brokered time deposits	200,000	3.7	196,000	3.6	220,063	4.1
Time deposits over $250	369,236	6.9	457,388	8.5	433,829	8.1
Total deposits	$5,368,727	100.0%	$5,412,419	100.0%	$5,363,324	100.0%
Total deposits declined $43.7 million, or 0.8%, to $5.37 billion, from $5.41 billion at June 30, 2024. Noninterest bearing deposits increased $35.2 million, while core deposits increased $40.5 million from June 30, 2024. Time deposits over $250 decreased $88.2 million from June 30, 2024, primarily as a result of a decline in public funds. Total deposits increased $5.4 million, or 0.1%, from $5.36 billion at September 30, 2023, primarily due to $224.2 million of deposits assumed in the DNVB acquisition, partially offset by $133.3 million of deposits divested as part of the sale of our Florida banking operations and a decline of $20.1 million in brokered deposits.

Borrowed Funds	September 30, 2024		June 30, 2024		September 30, 2023
(Dollars in thousands)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Short-term borrowings	$410,630	78.1%	$414,684	78.3%	$373,956	75.0%
Long-term debt	115,051	21.9%	114,839	21.7%	124,526	25.0%
Total borrowed funds	$525,681		$529,523		$498,482

Borrowed funds were $525.7 million at September 30, 2024, a decrease of $3.8 million from June 30, 2024 and an increase of $27.2 million from September 30, 2023. The decrease compared to the linked quarter was due to a decrease in overnight borrowings from the Federal Home Loan Bank ("FHLB") and scheduled payments on long-term debt, partially offset by an increase in long-term FHLB borrowings. The increase compared to September 30, 2023 was due to higher Bank Term Funding Program borrowings, partially offset by lower overnight borrowings from the Federal Home Loan Bank, securities sold under agreements to repurchase, and scheduled payments on long-term debt.

Capital	September 30,	June 30,	September 30,
(Dollars in thousands)	2024 (1)	2024	2023
Total shareholders' equity	$562,238	$543,286	$505,411
Accumulated other comprehensive loss	(58,842)	(58,135)	(84,606)
MidWestOne Financial Group, Inc. Consolidated
Tier 1 leverage to average assets ratio	8.78%	8.29%	8.58%
Common equity tier 1 capital to risk-weighted assets ratio	9.91%	9.56%	9.52%
Tier 1 capital to risk-weighted assets ratio	10.70%	10.35%	10.31%
Total capital to risk-weighted assets ratio	12.96%	12.62%	12.45%
MidWestOne Bank
Tier 1 leverage to average assets ratio	9.69%	9.24%	9.51%
Common equity tier 1 capital to risk-weighted assets ratio	11.83%	11.55%	11.43%
Tier 1 capital to risk-weighted assets ratio	11.83%	11.55%	11.43%
Total capital to risk-weighted assets ratio	12.88%	12.61%	12.36%
(1) Regulatory capital ratios for September 30, 2024 are preliminary
Total shareholders' equity at September 30, 2024 increased $19.0 million from June 30, 2024, primarily driven by an increase in the balance of common stock and additional paid-in-capital stemming from the common stock capital raise executed in the third quarter of 2024, partially offset by a decline in retained earnings. Total shareholders' equity at September 30, 2024 increased $56.8 million from September 30, 2023, primarily due to increases in common stock and additional paid-in-capital stemming from the common stock issuance previously described and decreases in accumulated other comprehensive loss and treasury stock, partially offset by a decline in retained earnings.
On October 23, 2024, the Board of Directors of the Company declared a cash dividend of $0.2425 per common share. The dividend is payable December 16, 2024, to shareholders of record at the close of business on December 2, 2024.
No common shares were repurchased by the Company during the period June 30, 2024 through September 30, 2024 or for the subsequent period through October 24, 2024. The current share repurchase program allows for the repurchase of up to $15.0 million of the Company's common shares. As of September 30, 2024, $15.0 million remained available under this program.

CREDIT QUALITY REVIEW

Credit Quality	As of or For the Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2024	2024	2023
Credit loss expense related to loans	$1,835	$467	$1,651
Net charge-offs	1,735	524	451
Allowance for credit losses	54,000	53,900	51,600
Pass	$4,016,683	$3,991,692	$3,785,908
Special Mention / Watch	177,241	146,253	163,222
Classified	134,832	149,287	116,839
Loans greater than 30 days past due and accruing	$11,940	$9,358	$6,449
Nonperforming loans	$21,954	$25,128	$28,987
Nonperforming assets	25,537	31,181	28,987
Net charge-off ratio(1)	0.16%	0.05%	0.04%
Classified loans ratio(2)	3.11%	3.48%	2.87%
Nonperforming loans ratio(3)	0.51%	0.59%	0.71%
Nonperforming assets ratio(4)	0.39%	0.47%	0.45%
Allowance for credit losses ratio(5)	1.25%	1.26%	1.27%
Allowance for credit losses to nonaccrual loans ratio(6)	260.84%	218.26%	178.63%
(1) Net charge-off ratio is calculated as annualized net charge-offs divided by the sum of average loans held for investment, net of unearned income and average loans held for sale, during the period.
(2) Classified loans ratio is calculated as classified loans divided by loans held for investment, net of unearned income, at the end of the period.
(3) Nonperforming loans ratio is calculated as nonperforming loans divided by loans held for investment, net of unearned income, at the end of the period.
(4) Nonperforming assets ratio is calculated as nonperforming assets divided by total assets at the end of the period.
(5) Allowance for credit losses ratio is calculated as allowance for credit losses divided by loans held for investment, net of unearned income, at the end of the period.
(6)Allowance for credit losses to nonaccrual loans ratio is calculated as allowance for credit losses divided by nonaccrual loans at the end of the period.
Compared to the linked quarter, the nonperforming loans and nonperforming assets ratios each declined 8 bps, to 0.51% and 0.39%, respectively, due to the proactive resolution of several large troubled assets. Special mention/watch loan balances increased $31.0 million, or 21%, from the linked quarter, while classified loan balances decreased $14.5 million, or 10%, from the linked quarter. When compared to the same period of the prior year, the nonperforming loans and nonperforming asset ratios decreased 20 bps and 6 bps, respectively. The net charge-off ratio increased 11 bps from the linked quarter and increased 12 bps from the same period in the prior year.
As of September 30, 2024, the allowance for credit losses was $54.0 million and the allowance for credit losses ratio was 1.25%, compared with $53.9 million and 1.26%, respectively, at June 30, 2024. Credit loss expense of $1.5 million in the third quarter of 2024 reflected an additional reserve taken to support organic loan growth, offset by a reduction of $0.3 million in the reserve for unfunded loan commitments.

Nonperforming Loans Roll Forward	Nonaccrual	90+ Days Past Due & Still Accruing	Total
(Dollars in thousands)
Balance at June 30, 2024	$24,695	$433	$25,128
Loans placed on nonaccrual or 90+ days past due & still accruing	6,426	1,326	7,752
Proceeds related to repayment or sale	(7,761)	(1)	(7,762)
Loans returned to accrual status or no longer past due	(500)	(339)	(839)
Charge-offs	(1,609)	(167)	(1,776)
Transfers to foreclosed assets	(549)	—	(549)
Balance at September 30, 2024	$20,702	$1,252	$21,954

CONFERENCE CALL DETAILS
The Company will host a conference call for investors at 11:00 a.m. CT on Friday, October 25, 2024. To participate, you may pre-register for this call utilizing the following link: https://www.netroadshow.com/events/login?show=e1a9f566&confId=71942. After pre-registering for this event you will receive your access details via email. On the day of the call, you are also able to dial 1-833-470-1428 using an access code of 019041 at least fifteen minutes before the call start time. If you are unable to participate on the call, a replay will be available until January 23, 2025 by calling 1-866-813-9403 and using the replay access code of 718549. A transcript of the call will also be available on the Company’s web site (www.midwestonefinancial.com) within three business days of the call.

ABOUT MIDWESTONE FINANCIAL GROUP, INC.
MidWestOne Financial Group, Inc. is a financial holding company headquartered in Iowa City, Iowa. MidWestOne is the parent company of MidWestOne Bank, which operates banking offices in Iowa, Minnesota, Wisconsin, and Colorado. MidWestOne provides electronic delivery of financial services through its website, MidWestOne.bank. MidWestOne Financial Group, Inc. trades on the Nasdaq Global Select Market under the symbol “MOFG”.

Cautionary Note Regarding Forward-Looking Statements
This release contains certain “forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. We and our representatives may, from time to time, make written or oral statements that are “forward-looking” and provide information other than historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the factors listed below. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “should,” “could,” “would,” “plans,” “goals,” “intend,” “project,” “estimate,” “forecast,” “may” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Additionally, we undertake no obligation to update any statement in light of new information or future events, except as required under federal securities law.
Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have an impact on our ability to achieve operating results, growth plan goals and future prospects include, but are not limited to, the following: (1) the risks of mergers or branch sales (including the recent sale of our Florida banking operations and the acquisition of DNVB), including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; (2) credit quality deterioration, pronounced and sustained reduction in real estate market values, or other uncertainties, including the impact of inflationary pressures on economic conditions and our business, resulting in an increase in the allowance for credit losses, an increase in the credit loss expense, and a reduction in net earnings; (3) the effects of changes in interest rates, including on our net income and the value of our securities portfolio; (4) changes in the economic environment, competition, or other factors that may affect our ability to acquire loans or influence the anticipated growth rate of loans and deposits and the quality of the loan portfolio and loan and deposit pricing; (5) fluctuations in the value of our investment securities; (6) governmental monetary and fiscal policies; (7) changes in and uncertainty related to benchmark interest rates used to price loans and deposits; (8) legislative and regulatory changes, including changes in banking, securities, trade, and tax laws and regulations and their application by our regulators, and any changes in response to the failures of other banks; (9) the ability to attract and retain key executives and employees experienced in banking and financial services; (10) the sufficiency of the allowance for credit losses to absorb the amount of actual losses inherent in our existing loan portfolio; (11) our ability to adapt successfully to technological changes to compete effectively in the marketplace; (12) credit risks and risks from concentrations (by geographic area and by industry) within our loan portfolio; (13) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds, financial technology companies, and other financial institutions operating in our markets or elsewhere or providing similar services; (14) the failure of assumptions underlying the establishment of allowances for credit losses and estimation of values of collateral and various financial assets and liabilities; (15) volatility of rate-sensitive deposits; (16) operational risks, including data processing system failures or fraud; (17) asset/liability matching risks and liquidity risks; (18) the costs, effects and outcomes of existing or future litigation; (19) changes in general economic, political, or industry conditions, nationally, internationally or in the communities in which we conduct business, including the risk of a recession; (20) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies and the Financial Accounting Standards Board; (21) war or terrorist activities, including the ongoing conflict in the Middle East and the Russian invasion of Ukraine, widespread disease or pandemic, or other adverse external events, which may cause deterioration in the economy or cause instability in credit markets; (22) the occurrence of fraudulent activity, breaches, or failures of our or our third-party vendors' information security controls or cyber-security related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools; (23) the imposition of tariffs or other domestic or international governmental policies impacting the value of the agricultural or other products of our borrowers; (24) potential changes in federal policy and at regulatory agencies as a result of the upcoming 2024 presidential election; (25) the concentration of large deposits from certain clients, including those who have balances above current FDIC insurance limits; (26) the effects of recent developments and events in the financial services industry, including the large-scale deposit withdrawals over a short period of time that resulted in recent bank failures; and (27) other risk factors detailed from time to time in Securities and Exchange Commission filings made by the Company.

MIDWESTONE FINANCIAL GROUP, INC.
FIVE QUARTER CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2024	2024	2024	2023	2023
ASSETS
Cash and due from banks	$72,173	$66,228	$68,430	$76,237	$71,015
Interest earning deposits in banks	129,695	35,340	29,328	5,479	3,773
Federal funds sold	—	—	4	11	—
Total cash and cash equivalents	201,868	101,568	97,762	81,727	74,788
Debt securities available for sale at fair value	1,623,104	771,034	797,230	795,134	872,770
Held to maturity securities at amortized cost	—	1,053,080	1,064,939	1,075,190	1,085,751
Total securities	1,623,104	1,824,114	1,862,169	1,870,324	1,958,521
Loans held for sale	3,283	2,850	2,329	1,045	2,528
Gross loans held for investment	4,344,559	4,304,619	4,433,258	4,138,352	4,078,060
Unearned income, net	(15,803)	(17,387)	(18,612)	(11,405)	(12,091)
Loans held for investment, net of unearned income	4,328,756	4,287,232	4,414,646	4,126,947	4,065,969
Allowance for credit losses	(54,000)	(53,900)	(55,900)	(51,500)	(51,600)
Total loans held for investment, net	4,274,756	4,233,332	4,358,746	4,075,447	4,014,369
Premises and equipment, net	90,750	91,793	95,986	85,742	85,589
Goodwill	69,788	69,388	71,118	62,477	62,477
Other intangible assets, net	26,469	27,939	29,531	24,069	25,510
Foreclosed assets, net	3,583	6,053	3,897	3,929	—
Other assets	258,881	224,621	226,477	222,780	244,036
Total assets	$6,552,482	$6,581,658	$6,748,015	$6,427,540	$6,467,818
LIABILITIES
Noninterest bearing deposits	$917,715	$882,472	$920,764	$897,053	$924,213
Interest bearing deposits	4,451,012	4,529,947	4,664,472	4,498,620	4,439,111
Total deposits	5,368,727	5,412,419	5,585,236	5,395,673	5,363,324
Short-term borrowings	410,630	414,684	422,988	300,264	373,956
Long-term debt	115,051	114,839	122,066	123,296	124,526
Other liabilities	95,836	96,430	89,685	83,929	100,601
Total liabilities	5,990,244	6,038,372	6,219,975	5,903,162	5,962,407
SHAREHOLDERS' EQUITY
Common stock	21,580	16,581	16,581	16,581	16,581
Additional paid-in capital	414,965	300,831	300,845	302,157	301,889
Retained earnings	206,490	306,030	294,066	294,784	295,862
Treasury stock	(21,955)	(22,021)	(22,648)	(24,245)	(24,315)
Accumulated other comprehensive loss	(58,842)	(58,135)	(60,804)	(64,899)	(84,606)
Total shareholders' equity	562,238	543,286	528,040	524,378	505,411
Total liabilities and shareholders' equity	$6,552,482	$6,581,658	$6,748,015	$6,427,540	$6,467,818

MIDWESTONE FINANCIAL GROUP, INC.
FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(In thousands, except per share data)	2024	2024	2024	2023	2023	2024	2023
Interest income
Loans, including fees	$62,521	$61,643	$57,947	$54,093	$51,870	$182,111	$148,086
Taxable investment securities	8,779	9,228	9,460	9,274	9,526	27,467	29,704
Tax-exempt investment securities	1,611	1,663	1,710	1,789	1,802	4,984	5,751
Other	785	242	418	230	374	1,445	686
Total interest income	73,696	72,776	69,535	65,386	63,572	216,007	184,227
Interest expense
Deposits	29,117	28,942	27,726	27,200	23,128	85,785	58,564
Short-term borrowings	5,043	5,409	4,975	3,496	3,719	15,427	7,623
Long-term debt	2,015	2,078	2,103	2,131	2,150	6,196	6,427
Total interest expense	36,175	36,429	34,804	32,827	28,997	107,408	72,614
Net interest income	37,521	36,347	34,731	32,559	34,575	108,599	111,613
Credit loss expense	1,535	1,267	4,689	1,768	1,551	7,491	4,081
Net interest income after credit loss expense	35,986	35,080	30,042	30,791	33,024	101,108	107,532
Noninterest income
Investment services and trust activities	3,410	3,504	3,503	3,193	3,004	10,417	9,056
Service charges and fees	2,170	2,156	2,144	2,148	2,146	6,470	6,201
Card revenue	1,935	1,907	1,943	1,802	1,817	5,785	5,412
Loan revenue	760	1,525	856	909	1,462	3,141	3,791
Bank-owned life insurance	879	668	660	656	626	2,207	1,844
Investment securities (losses) gains, net	(140,182)	33	36	(5,696)	79	(140,113)	(13,093)
Other	640	11,761	608	850	727	13,009	1,350
Total noninterest (loss) income	(130,388)	21,554	9,750	3,862	9,861	(99,084)	14,561
Noninterest expense
Compensation and employee benefits	19,943	20,985	20,930	17,859	18,558	61,858	58,551
Occupancy expense of premises, net	2,443	2,435	2,813	2,309	2,405	7,691	7,725
Equipment	2,486	2,530	2,600	2,466	2,123	7,616	6,729
Legal and professional	2,261	2,253	2,059	2,269	1,678	6,573	5,096
Data processing	1,580	1,645	1,360	1,411	1,504	4,585	4,388
Marketing	619	636	598	700	782	1,853	2,910
Amortization of intangibles	1,470	1,593	1,637	1,441	1,460	4,700	4,806
FDIC insurance	923	1,051	942	900	783	2,916	2,394
Communications	159	191	196	183	206	546	727
Foreclosed assets, net	330	138	358	45	2	826	(32)
Other	3,584	2,304	2,072	2,548	2,043	7,960	6,488
Total noninterest expense	35,798	35,761	35,565	32,131	31,544	107,124	99,782
(Loss) income before income tax expense	(130,200)	20,873	4,227	2,522	11,341	(105,100)	22,311
Income tax (benefit) expense	(34,493)	5,054	958	(208)	2,203	(28,481)	4,182
Net (loss) income	$(95,707)	$15,819	$3,269	$2,730	$9,138	$(76,619)	$18,129

Earnings (loss) per common share
Basic	$(6.05)	$1.00	$0.21	$0.17	$0.58	$(4.86)	$1.16
Diluted	$(6.05)	$1.00	$0.21	$0.17	$0.58	$(4.86)	$1.15
Weighted average basic common shares outstanding	15,829	15,763	15,723	15,693	15,689	15,772	15,673
Weighted average diluted common shares outstanding	15,829	15,781	15,774	15,756	15,711	15,772	15,696
Dividends paid per common share	$0.2425	$0.2425	$0.2425	$0.2425	$0.2425	$0.7275	$0.7275

MIDWESTONE FINANCIAL GROUP, INC.
FINANCIAL STATISTICS

	As of or for the Three Months Ended			As of or for the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share amounts)	2024	2024	2023	2024	2023
Earnings:
Net interest income	$37,521	$36,347	$34,575	$108,599	$111,613
Noninterest (loss) income	(130,388)	21,554	9,861	(99,084)	14,561
Total revenue, net of interest expense	(92,867)	57,901	44,436	9,515	126,174
Credit loss expense	1,535	1,267	1,551	7,491	4,081
Noninterest expense	35,798	35,761	31,544	107,124	99,782
(Loss) income before income tax expense	(130,200)	20,873	11,341	(105,100)	22,311
Income tax (benefit) expense	(34,493)	5,054	2,203	(28,481)	4,182
Net (loss) income	$(95,707)	$15,819	$9,138	$(76,619)	$18,129
Adjusted earnings(1)	$9,141	$8,132	$8,875	$21,762	$28,046
Per Share Data:
Diluted (loss) earnings	$(6.05)	$1.00	$0.58	$(4.86)	$1.15
Adjusted earnings(1)	0.58	0.52	0.56	1.38	1.79
Book value	27.06	34.44	32.21	27.06	32.21
Tangible book value(1)	22.43	28.27	26.60	22.43	26.60
Ending Balance Sheet:
Total assets	$6,552,482	$6,581,658	$6,467,818	$6,552,482	$6,467,818
Loans held for investment, net of unearned income	4,328,756	4,287,232	4,065,969	4,328,756	4,065,969
Total securities	1,623,104	1,824,114	1,958,521	1,623,104	1,958,521
Total deposits	5,368,727	5,412,419	5,363,324	5,368,727	5,363,324
Short-term borrowings	410,630	414,684	373,956	410,630	373,956
Long-term debt	115,051	114,839	124,526	115,051	124,526
Total shareholders' equity	562,238	543,286	505,411	562,238	505,411
Average Balance Sheet:
Average total assets	$6,583,404	$6,713,573	$6,452,815	$6,643,897	$6,480,636
Average total loans	4,311,693	4,419,697	4,019,852	4,343,087	3,964,119
Average total deposits	5,402,634	5,514,924	5,379,871	5,465,993	5,459,749
Financial Ratios:
Return on average assets	(5.78)%	0.95%	0.56%	(1.54)%	0.37%
Return on average equity	(69.05)%	11.91%	7.14%	(19.03)%	4.81%
Return on average tangible equity(1)	(82.78)%	15.74%	9.68%	(22.17)%	7.03%
Efficiency ratio(1)	70.32%	56.29%	66.06%	65.20%	66.40%
Net interest margin, tax equivalent(1)	2.51%	2.41%	2.35%	2.42%	2.54%
Loans to deposits ratio	80.63%	79.21%	75.81%	80.63%	75.81%
Common equity ratio	8.58%	8.25%	7.81%	8.58%	7.81%
Tangible common equity ratio(1)	7.22%	6.88%	6.54%	7.22%	6.54%
Credit Risk Profile:
Total nonperforming loans	$21,954	$25,128	$28,987	$21,954	$28,987
Nonperforming loans ratio	0.51%	0.59%	0.71%	0.51%	0.71%
Total nonperforming assets	$25,537	$31,181	$28,987	$25,537	$28,987
Nonperforming assets ratio	0.39%	0.47%	0.45%	0.39%	0.45%
Net charge-offs	$1,735	$524	$451	$2,448	$1,681
Net charge-off ratio	0.16%	0.05%	0.04%	0.08%	0.06%
Allowance for credit losses	$54,000	$53,900	$51,600	$54,000	$51,600
Allowance for credit losses ratio	1.25%	1.26%	1.27%	1.25%	1.27%
Allowance for credit losses to nonaccrual ratio	260.84%	218.26%	178.63%	260.84%	178.63%

(1) Non-GAAP measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

MIDWESTONE FINANCIAL GROUP, INC.
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	September 30, 2024			June 30, 2024			September 30, 2023
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
ASSETS
Loans, including fees (1)(2)(3)	$4,311,693	$63,472	5.86%	$4,419,697	$62,581	5.69%	$4,019,852	$52,605	5.19%
Taxable investment securities	1,489,843	8,779	2.34%	1,520,253	9,228	2.44%	1,637,259	9,526	2.31%
Tax-exempt investment securities (2)(4)	313,935	1,976	2.50%	322,092	2,040	2.55%	341,330	2,234	2.60%
Total securities held for investment(2)	1,803,778	10,755	2.37%	1,842,345	11,268	2.46%	1,978,589	11,760	2.36%
Other	52,054	785	6.00%	20,452	242	4.76%	34,195	374	4.34%
Total interest earning assets(2)	$6,167,525	$75,012	4.84%	$6,282,494	$74,091	4.74%	$6,032,636	$64,739	4.26%
Other assets	415,879			431,079			420,179
Total assets	$6,583,404			$6,713,573			$6,452,815
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$1,243,327	$3,041	0.97%	$1,297,356	$3,145	0.97%	$1,354,597	$2,179	0.64%
Money market deposits	1,047,081	7,758	2.95%	1,072,688	7,821	2.93%	1,112,149	7,402	2.64%
Savings deposits	761,922	3,128	1.63%	738,773	2,673	1.46%	603,628	749	0.49%
Time deposits	1,430,723	15,190	4.22%	1,470,956	15,303	4.18%	1,403,504	12,798	3.62%
Total interest bearing deposits	4,483,053	29,117	2.58%	4,579,773	28,942	2.54%	4,473,878	23,128	2.05%
Securities sold under agreements to repurchase	5,812	12	0.82%	5,300	10	0.76%	66,020	85	0.51%
Other short-term borrowings	415,961	5,031	4.81%	442,546	5,399	4.91%	277,713	3,634	5.19%
Total short-term borrowings	421,773	5,043	4.76%	447,846	5,409	4.86%	343,733	3,719	4.29%
Long-term debt	116,032	2,015	6.91%	120,256	2,078	6.95%	125,737	2,150	6.78%
Total borrowed funds	537,805	7,058	5.22%	568,102	7,487	5.30%	469,470	5,869	4.96%
Total interest bearing liabilities	$5,020,858	$36,175	2.87%	$5,147,875	$36,429	2.85%	$4,943,348	$28,997	2.33%
Noninterest bearing deposits	919,581			935,151			905,993
Other liabilities	91,551			96,553			95,408
Shareholders’ equity	551,414			533,994			508,066
Total liabilities and shareholders’ equity	$6,583,404			$6,713,573			$6,452,815
Net interest income(2)		$38,837			$37,662			$35,742
Net interest spread(2)			1.97%			1.89%			1.93%
Net interest margin(2)			2.51%			2.41%			2.35%

Total deposits(5)	$5,402,634	$29,117	2.14%	$5,514,924	$28,942	2.11%	$5,379,871	$23,128	1.71%
Cost of funds(6)			2.42%			2.41%			1.97%
(1) Average balance includes nonaccrual loans.
(2) Tax equivalent. The federal statutory tax rate utilized was 21%.
(3) Interest income includes net loan fees, loan purchase discount accretion and tax equivalent adjustments. Net loan fees were $378 thousand, $337 thousand, and $141 thousand for the three months ended September 30, 2024, June 30, 2024, and September 30, 2023, respectively. Loan purchase discount accretion was $1.4 million, $1.3 million, and $0.8 million for the three months ended September 30, 2024, June 30, 2024, and September 30, 2023, respectively. Tax equivalent adjustments were $951 thousand, $938 thousand, and $735 thousand for the three months ended September 30, 2024, June 30, 2024, and September 30, 2023, respectively. The federal statutory tax rate utilized was 21%.
(4) Interest income includes tax equivalent adjustments of $365 thousand, $377 thousand, and $432 thousand for the three months ended September 30, 2024, June 30, 2024, and September 30, 2023, respectively. The federal statutory tax rate utilized was 21%.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest bearing deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Cost of funds is calculated as annualized total interest expense divided by the sum of average total deposits and borrowed funds.

MIDWESTONE FINANCIAL GROUP, INC.
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Nine Months Ended
	September 30, 2024			September 30, 2023
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
ASSETS
Loans, including fees (1)(2)(3)	$4,343,087	$184,920	5.69%	$3,964,119	$150,250	5.07%
Taxable investment securities	1,522,447	27,467	2.41%	1,714,912	29,704	2.32%
Tax-exempt investment securities (2)(4)	321,560	6,113	2.54%	361,254	7,136	2.64%
Total securities held for investment(2)	1,844,007	33,580	2.43%	2,076,166	36,840	2.37%
Other	34,435	1,445	5.61%	22,741	686	4.03%
Total interest earning assets(2)	$6,221,529	$219,945	4.72%	$6,063,026	$187,776	4.14%
Other assets	422,368			417,610
Total assets	$6,643,897			$6,480,636
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$1,280,581	$9,076	0.95%	$1,429,804	$5,999	0.56%
Money market deposits	1,074,006	23,644	2.94%	1,014,708	15,970	2.10%
Savings deposits	731,724	7,848	1.43%	620,011	1,309	0.28%
Time deposits	1,449,485	45,217	4.17%	1,437,122	35,286	3.28%
Total interest bearing deposits	4,535,796	85,785	2.53%	4,501,645	58,564	1.74%
Securities sold under agreements to repurchase	5,482	33	0.80%	123,512	958	1.04%
Other short-term borrowings	422,653	15,394	4.87%	174,448	6,665	5.11%
Total short-term borrowings	428,135	15,427	4.81%	297,960	7,623	3.42%
Long-term debt	119,837	6,196	6.91%	133,375	6,427	6.44%
Total borrowed funds	547,972	21,623	5.27%	431,335	14,050	4.36%
Total interest bearing liabilities	$5,083,768	$107,408	2.82%	$4,932,980	$72,614	1.97%
Noninterest bearing deposits	930,197			958,104
Other liabilities	92,235			85,650
Shareholders’ equity	537,697			503,902
Total liabilities and shareholders’ equity	$6,643,897			$6,480,636
Net interest income(2)		$112,537			$115,162
Net interest spread(2)			1.90%			2.17%
Net interest margin(2)			2.42%			2.54%

Total deposits(5)	$5,465,993	$85,785	2.10%	$5,459,749	$58,564	1.43%
Cost of funds(6)			2.39%			1.65%
(1) Average balance includes nonaccrual loans.
(2) Tax equivalent. The federal statutory tax rate utilized was 21%.
(3) Interest income includes net loan fees, loan purchase discount accretion and tax equivalent adjustments. Net loan fees were $952 thousand and $315 thousand for the nine months ended September 30, 2024 and September 30, 2023, respectively. Loan purchase discount accretion was $3.8 million and $3.0 million for the nine months ended September 30, 2024 and September 30, 2023, respectively. Tax equivalent adjustments were $2.8 million and $2.2 million for the nine months ended September 30, 2024 and September 30, 2023, respectively. The federal statutory tax rate utilized was 21%.
(4) Interest income includes tax equivalent adjustments of $1.1 million and $1.4 million for the nine months ended September 30, 2024 and September 30, 2023, respectively. The federal statutory tax rate utilized was 21%.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest bearing deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Cost of funds is calculated as annualized total interest expense divided by the sum of average total deposits and borrowed funds.

Non-GAAP Measures
This earnings release contains non-GAAP measures for tangible common equity, tangible book value per share, tangible common equity ratio, return on average tangible equity, net interest margin (tax equivalent), core net interest margin, loan yield (tax equivalent), core yield on loans, efficiency ratio, adjusted earnings and adjusted earnings per share. Management believes these measures provide investors with useful information regarding the Company’s profitability, financial condition and capital adequacy, consistent with how management evaluates the Company’s financial performance. The following tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP measure.

Tangible Common Equity/Tangible Book Value
per Share/Tangible Common Equity Ratio	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except per share data)	2024	2024	2024	2023	2023
Total shareholders’ equity	$562,238	$543,286	$528,040	$524,378	$505,411
Intangible assets, net	(96,257)	(97,327)	(100,649)	(86,546)	(87,987)
Tangible common equity	$465,981	$445,959	$427,391	$437,832	$417,424

Total assets	$6,552,482	$6,581,658	$6,748,015	$6,427,540	$6,467,818
Intangible assets, net	(96,257)	(97,327)	(100,649)	(86,546)	(87,987)
Tangible assets	$6,456,225	$6,484,331	$6,647,366	$6,340,994	$6,379,831

Book value per share	$27.06	$34.44	$33.53	$33.41	$32.21
Tangible book value per share(1)	$22.43	$28.27	$27.14	$27.90	$26.60
Shares outstanding	20,774,919	15,773,468	15,750,471	15,694,306	15,691,738

Common equity ratio	8.58%	8.25%	7.83%	8.16%	7.81%
Tangible common equity ratio(2)	7.22%	6.88%	6.43%	6.90%	6.54%
(1) Tangible common equity divided by shares outstanding.
(2) Tangible common equity divided by tangible assets.

	Three Months Ended			Nine Months Ended
Return on Average Tangible Equity	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2024	2024	2023	2024	2023
Net (loss) income	$(95,707)	$15,819	$9,138	$(76,619)	$18,129
Intangible amortization, net of tax(1)	1,090	1,195	1,095	3,487	3,605
Tangible net (loss) income	$(94,617)	$17,014	$10,233	$(73,132)	$21,734

Average shareholders’ equity	$551,414	$533,994	$508,066	$537,697	$503,902
Average intangible assets, net	(96,706)	(99,309)	(88,699)	(97,102)	(90,308)
Average tangible equity	$454,708	$434,685	$419,367	$440,595	$413,594

Return on average equity	(69.05)%	11.91%	7.14%	(19.03)%	4.81%
Return on average tangible equity(2)	(82.78)%	15.74%	9.68%	(22.17)%	7.03%
(1) The income tax rate utilized was the blended marginal tax rate.
(2) Annualized tangible net income divided by average tangible equity.

Net Interest Margin, Tax Equivalent/ Core Net Interest Margin	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2024	2024	2023	2024	2023
Net interest income	$37,521	$36,347	$34,575	$108,599	$111,613
Tax equivalent adjustments:
Loans(1)	951	938	735	2,809	2,164
Securities(1)	365	377	432	1,129	1,385
Net interest income, tax equivalent	$38,837	$37,662	$35,742	$112,537	$115,162
Loan purchase discount accretion	(1,426)	(1,261)	(791)	(3,839)	(2,964)
Core net interest income	$37,411	$36,401	$34,951	$108,698	$112,198

Net interest margin	2.42%	2.33%	2.27%	2.33%	2.46%
Net interest margin, tax equivalent(2)	2.51%	2.41%	2.35%	2.42%	2.54%
Core net interest margin(3)	2.41%	2.33%	2.30%	2.33%	2.47%
Average interest earning assets	$6,167,525	$6,282,494	$6,032,636	$6,221,529	$6,063,026
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent net interest income divided by average interest earning assets.
(3) Annualized core net interest income divided by average interest earning assets.

	Three Months Ended			Nine Months Ended
Loan Yield, Tax Equivalent / Core Yield on Loans	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2024	2024	2023	2024	2023
Loan interest income, including fees	$62,521	$61,643	$51,870	$182,111	$148,086
Tax equivalent adjustment(1)	951	938	735	2,809	2,164
Tax equivalent loan interest income	$63,472	$62,581	$52,605	$184,920	$150,250
Loan purchase discount accretion	(1,426)	(1,261)	(791)	(3,839)	(2,964)
Core loan interest income	$62,046	$61,320	$51,814	$181,081	$147,286

Yield on loans	5.77%	5.61%	5.12%	5.60%	4.99%
Yield on loans, tax equivalent(2)	5.86%	5.69%	5.19%	5.69%	5.07%
Core yield on loans(3)	5.72%	5.58%	5.11%	5.57%	4.97%
Average loans	$4,311,693	$4,419,697	$4,019,852	$4,343,087	$3,964,119
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent loan interest income divided by average loans.
(3) Annualized core loan interest income divided by average loans.

	Three Months Ended			Nine Months Ended
Efficiency Ratio	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2024	2024	2023	2024	2023
Total noninterest expense	$35,798	$35,761	$31,544	$107,124	$99,782
Amortization of intangibles	(1,470)	(1,593)	(1,460)	(4,700)	(4,806)
Merger-related expenses	(133)	(854)	(11)	(2,301)	(147)
Noninterest expense used for efficiency ratio	$34,195	$33,314	$30,073	$100,123	$94,829

Net interest income, tax equivalent(1)	$38,837	$37,662	$35,742	$112,537	$115,162
Plus: Noninterest (loss) income	(130,388)	21,554	9,861	(99,084)	14,561
Less: Investment securities (losses) gains, net	(140,182)	33	79	(140,113)	(13,093)
Net revenues used for efficiency ratio	$48,631	$59,183	$45,524	$153,566	$142,816

Efficiency ratio (2)	70.32%	56.29%	66.06%	65.20%	66.40%
(1) The federal statutory tax rate utilized was 21%.
(2) Noninterest expense adjusted for amortization of intangibles and merger-related expenses divided by the sum of tax equivalent net interest income, noninterest income and net investment securities gains.

	Three Months Ended			Nine Months Ended
Adjusted Earnings	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share data)	2024	2024	2023	2024	2023
Net (loss) income	$(95,707)	$15,819	$9,138	$(76,619)	$18,129
Less: Investment securities (losses) gains, net of tax(1)	(103,988)	24	59	(103,937)	(9,820)
Less: Mortgage servicing rights (loss) gain, net of tax(1)	(761)	96	212	(938)	13
Plus: Merger-related expenses, net of tax(1)	99	634	8	1,707	110
Less: Gain on branch sale, net of tax(1)	—	8,201	—	8,201	—
Adjusted earnings	$9,141	$8,132	$8,875	$21,762	$28,046

Weighted average diluted common shares outstanding	15,829	15,781	15,711	15,772	15,696

Earnings per common share - diluted	$(6.05)	$1.00	$0.58	$(4.86)	$1.15
Adjusted earnings per common share(2)	$0.58	$0.52	$0.56	$1.38	$1.79
(1) The income tax rate utilized was the blended marginal tax rate.
(2) Adjusted earnings divided by weighted average diluted common shares outstanding.

Contact:
Charles N. Reeves	Barry S. Ray
Chief Executive Officer	Chief Financial Officer
319.356.5800	319.356.5800